Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of October 16, 2017, among Deutsche Bank Trust Company Americas, a New York banking corporation, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) under the Indenture (as defined herein), CRC Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), and CRC Finco, Inc., a Delaware corporation (“Finance” and, together with the Company, the “Issuers” and each, an “Issuer”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement (the “Purchase Agreement”) dated September 29, 2017, among the Issuers and the Representative (as defined therein) of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”) and in connection with the Indenture (the “Indenture”) dated as of October 16, 2017 (the “Issue Date”), as amended and supplemented from time to time, among the Issuers and the Trustee, relating to the Securities (as defined below) (for the avoidance of doubt Deutsche Bank Trust Company Americas, whether in its capacity as Escrow Agent or Trustee is not a party to the Purchase Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Indenture and Purchase Agreement, the Issuers are selling $1,700,000,000 aggregate principal amount of their 5.250% Senior Notes due 2025 (the “Securities”);

WHEREAS, concurrently with the closing of the sale of the Securities, the Initial Purchasers, on behalf of the Issuers, will deposit with the Escrow Agent, as hereinafter provided, the gross proceeds (which, for the avoidance of doubt, shall equal $1,700,000,000) thereof, which together with the Additional Amount (as defined below) to be deposited on or before the Escrow Redemption Date (as defined below) directly by or on behalf of the Issuers in the event the Release Date (as defined below) does not occur on or prior to the Conditions Precedent Date (as defined below) (in both cases, in the form of immediately available funds, Treasury Securities (as defined below) or Cash Equivalents (as defined below) or, in the case of Additional Amounts, Letters of Credit (as defined below and valued at the face amount thereof)) shall equal an amount sufficient to pay when due the Escrow Redemption Price (as defined below), assuming redemption of the Securities occurs on the Escrow Redemption Date;

WHEREAS, such funds will be used (i) upon satisfaction of the conditions set forth in Section 3(a), by the Company for the purposes set forth in Section 3(a) or (ii) to fund the Escrow Redemption Price;

WHEREAS, as security for its obligations under the Securities and the Indenture, the Issuers hereby grant to the Trustee, for the sole and exclusive benefit of the holders of the Securities, a first priority security interest in and lien on the Escrow Account (as defined herein) and the Collateral (as defined herein); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Amount” means an amount of cash, Treasury Securities, Cash Equivalents or Letters of Credit or any combination thereof, which will, with the gross proceeds of the offering and with the anticipated income thereon, provide cash to the Escrow Agent in an amount sufficient to pay the Escrow Redemption Price.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Cash Equivalents” means (1) any investment in time deposits, demand deposits, certificates of deposit or money market deposits maturing on or before the Conditions Precedent Date, that are either (a) entitled to U.S. Federal deposit insurance for the full amount thereof; (b) maintained by the Escrow Agent or an Affiliate thereof with earnings based on the daily federal funds effective rate as determined by the Federal Reserve Bank of New York and insured by the German Deposit Scheme or (c) issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital in excess of $500.0 million, so long as such investment is convertible into cash on not more than one Business Day’s notice or (2) money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act and rated “AAAm” or “AAAm-G” by S&P and “Aaa” by Moody’s, including any mutual fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent, and/or custodian. The Escrow Agent may purchase from or sell to itself or an Affiliate, as principal or agent, securities herein authorized. All Cash Equivalents will be purchased in the name of the Escrow Agent and credited to the Escrow Account.

“Collateral” see Section 6(a).

“Conditions Precedent Date” means the earlier of (x) the date on which the Issuers deliver notice to the Escrow Agent pursuant to Section 3(b) of their determining in their sole discretion that any of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof cannot be satisfied and (y) April 16, 2018.

“Escrow Account” means the escrow account established pursuant to Section 2.

“Escrow Funds” see Section 2(a)(i).

“Escrow Redemption” means the obligation of the Issuers to redeem all of the Securities pursuant to Section 3.09 of the Indenture if the Escrow Conditions (as defined in the Indenture) are not satisfied or waived by the Conditions Precedent Date.

“Escrow Redemption Date” means the date that is no earlier than two (2) but no later than five (5) Business Days after the Conditions Precedent Date.

“Escrow Redemption Price” means 100% of the gross proceeds received from the sale of the Securities, plus accrued and unpaid interest on the Securities from the date hereof, or the most recent date on which interest has been paid or provided for, to, but not including, the Escrow Redemption Date.

“Indemnified Person” see Section 5.

“Letters of Credit” means one or more irrevocable letters of credit issued by an issuing bank for the benefit of the Escrow Agent, which Letters of Credit shall provide that the face amount thereof may be drawn at any time (without further conditions) upon delivery by the Trustee (acting in accordance with the Indenture) and the Escrow Agent (acting at the direction of the Trustee) of certification that the Conditions Precedent Date has occurred.

“Release Date” shall mean the date when all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof are satisfied.

“Release Documents” means each of the Joinder Agreement and the Supplemental Indenture (each as defined in the Purchase Agreement) and such other documents necessary to satisfy all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof.

“Release Request” means an Officer’s Certificate requesting release of the Escrow Funds signed by Officers of the Issuers in the form attached hereto as Annex I, certifying as to the matters specified therein.

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Secured Obligations” see Section 6(a).

“Treasury Securities” means any of the following that may be convertible into cash on not more than one Business Day’s notice: (i) debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the Issuers prior to maturity, (ii) repurchase agreements with respect to debt obligations referred to in clause (i) above and (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) above and/or repurchase agreements referred to in clause (ii) above. All Treasury Securities will be in book entry format and credited to the Escrow Account.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a) Establishment of Escrow Account.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish an escrow account in the name of the Trustee entitled “Escrow Account of Deutsche Bank Trust Company Americas, as Trustee” (the “Escrow Account”) at its office located at 60 Wall Street, New York, NY 10005 and (B) the Initial Purchasers at the direction of the Issuers will deposit with the Escrow Agent the gross proceeds from the sale of the Securities (together with the Additional Amount, if applicable, the “Escrow Funds”).

(ii) In the event the Release Date does not occur prior to the Conditions Precedent Date, the Issuers (or, subject to satisfaction of applicable “know your customer” requirements of the Escrow Agent, Caesars Entertainment Corporation or one of its Affiliates on behalf of the Issuers) shall deposit with the Escrow Agent the Additional Amount. For the avoidance of doubt, the Escrow Agent shall have no responsibility to calculate, or to confirm the calculation of, the Additional Amount.

(iii) The Escrow Agent shall accept the Escrow Funds and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in cash, in Treasury Securities or Cash Equivalents, subject to the availability of such investment with the Escrow Agent, as may be jointly directed by the Issuers in writing from time to time. Instructions received after 11:00 a.m. Eastern will be treated as if received on the following Business Day. If no such direction is given, the Escrowed Property shall remain uninvested with no liability for interest thereon. In selecting any Treasury Securities or Cash Equivalents, the Issuers shall determine that the proceeds thereof at maturity, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity together with the Additional Amount, provide funds to the Escrow Agent in an amount at least equal to the Escrow Redemption Price on the assumed Escrow Redemption Date. At any time prior to the Escrow Redemption Date, the Issuers (or, subject to satisfaction of applicable “know your customer” requirements of the Escrow Agent, Caesars Entertainment Corporation or one of its Affiliates on behalf of the Issuers) may substitute any portion of the Additional Amount that is comprised of cash included in the Escrowed Property by posting Letters of Credit in an equal amount with the Escrow Agent, and the Escrow Agent shall return such amount of cash to the Issuers (or, subject to satisfaction of applicable “know your customer” requirements of the Escrow Agent, Caesars Entertainment Corporation or one of its Affiliates on behalf of the Issuers) upon receipt of such Letters of Credit in a face amount equal to the amount being returned. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Property, shall be under the control (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Trustee for the benefit of the Trustee and the holders of the Securities. Until the termination of this Agreement pursuant to its terms, the Escrow Agent shall comply with all entitlement orders and instructions given by the Trustee with respect to the Escrow Account or other Escrowed Property, including, without limitation, instructions directing disposition of the funds in the Escrow Account, without further consent of the Issuers or any other person; provided that, (x) the Escrow Agent may comply with instructions from the Issuers delivered in accordance with Section 3 hereof or otherwise as contemplated by this Agreement and (y) the Trustee agrees that, and shall in any case, only provide entitlement orders and instructions to the Escrow Agent to the extent explicitly provided for by, and in accordance with, the terms of this Agreement provided however that the Escrow Agent shall have no duty to determine whether any entitlement orders or instructions are permitted.

(iv) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Treasury Securities or Cash Equivalents required by the terms hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(b) Security Interest in Escrow Account and Escrow Funds. On the Issue Date, each of the Trustee and the Escrow Agent shall receive an opinion of counsel to the Issuers, which shall comply with Section 13.04 of the Indenture.

(c) Escrow Agent Compensation; Expense Reimbursement.

(i) The Issuers shall pay to Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Exhibit I. The Escrow Agent shall be paid any compensation owed to it directly by the Issuers, jointly and severally, and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(ii) The Issuers shall, jointly and severally, reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Issuers and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Issuers and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement, and, if applicable, delivery of an amendment to the Letters of Credit acknowledging the new escrow agent (at the Issuers’

expense and with any necessary assistance for obtaining such an amendment to be provided by the Issuers), in each case to a successor escrow agent mutually approved by the Issuers and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Issuers, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Securities and the Trustee than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Issuers, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a) If at any time on or prior to the Conditions Precedent Date, the Escrow Agent receives a Release Request from the Issuers certifying that, prior to or concurrently with the Release, (i) the Escrow Conditions (as defined in the Indenture) have been satisfied and (ii) concurrently with the release of the Escrowed Property to or as directed by the Company (the “Release”): (A) the Release Documents will have been executed and delivered by all parties thereto; (B) the Escrow Funds will be used to pay the fees and expenses related to the issuance and sale of the Securities (including the Deferred Discount (as defined in the Purchase Agreement) and the out-of-pocket expenses of the Initial Purchasers payable by the Issuers pursuant to the terms of the Purchase Agreement, if any), as set forth in a written direction to the Escrow Agent substantially as set forth in Annex I, the Escrow Agent will release all Escrowed Property then held by it to or for the account of the Issuers, upon presentation of a Release Request no later than 11 a.m. Eastern on the Business Day prior to such Release.

(b) If the Escrow Agent receives a written notice from the Issuers, or the Trustee pursuant to Section 6(e), substantially in the form of Annex II that the conditions specified in 3(a) will not be satisfied and/or that the Escrow Redemption is to occur, which notice shall state the Escrow Redemption Date and the Escrow Redemption Price, the Escrow Agent will, on or before the Business Day prior to the Escrow Redemption Date, release to the Paying Agent an amount of Escrowed Property in cash equal to the Escrow Redemption Price specified in such notice from the Issuers or the Trustee. Concurrently with such release to the Paying Agent, the Escrow Agent shall release any excess of Escrowed Property over the Escrow Redemption Price to the Issuers.

(c) Subject in all cases to the rights, duties and protections of the Trustee under the Indenture, the Trustee agrees to promptly execute and deliver or cause to be executed and delivered any instruments, documents and agreements and to promptly take all additional steps reasonably requested by the Issuers to evidence and/or confirm the release of the Collateral pursuant to the foregoing clause (a) or (b) of this Section 3, including authorizing filing of one or more UCC termination statements in such jurisdictions and filing offices as are reasonably necessary or advisable (as determined by the Company) in order to terminate the security interest granted herein. In connection with any release pursuant to this Section 3(c), the Issuers shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

(d) Any payments of interest income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to interest income earned on the Escrowed Property and will not be responsible for any other reporting.

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Trustee or the holders of the Securities from time to time the performance of the Issuers; (ii) the Escrow Agent shall have no responsibility to the Issuers or the Trustee or the holders of the Securities from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent finally determined by a court of competent jurisdiction; (iii) the Issuers shall remain solely responsible for all aspects of the Issuers’ business and conduct; and (iv) the Escrow Agent shall not be obligated to supervise, inspect or inform the Issuers or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuers or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any indirect, consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s and the holders’ of Securities security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Issuers or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Issuers (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Issuers for acting without the Issuers’ consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after delivery to the Issuers in accordance with this Agreement of the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Issuers.

At the expense of the Issuers, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed a joint and several obligation of, the Issuers.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Issuers shall, jointly and severally, indemnify, hold harmless and defend the Trustee and the Escrow Agent and their respective directors, officers, agents, employees and controlling persons, (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees (including costs and legal fees incurred in enforcing this indemnity), and claims for damages, arising from the Trustee’s or the Escrow Agent’s performance or non- performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any such Indemnified Person as finally determined by a court of competent jurisdiction. Neither Issuer shall be responsible for any settlement made without its consent. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent or the Trustee, as applicable.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a) The Issuers hereby irrevocably grant a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Trustee for its own benefit and the benefit of the holders of the Securities, all of its respective right, title and interest in, to the extent applicable, (i) the Escrow Account, the Escrow Funds, and all financial assets (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Treasury Securities or Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Issuers may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Issuers have under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Issuers under the Indenture, the Securities and any other obligation, now or hereafter arising, of every kind and nature, owed by the Issuers under the Indenture or the Securities to the holders of the Securities or to the Trustee or any predecessor Trustee (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The Issuers shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Trustee in order to secure all Secured Obligations. The Issuers shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuers’ right, title or interest in the Escrow Account or any Collateral.

(b) The Issuers and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its behalf and on behalf of the holders of the Securities to the extent specifically required herein; treat all property in the Escrow Account as financial assets (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Issuers pursuant to this Section 6 to cause the Trustee to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee;

(ii) promptly notify the Trustee if a Representative Officer of the Escrow Agent receives written notice that any Person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) in addition to disbursing amounts held in escrow pursuant to and in accordance with Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Securities and direction from the Trustee to disburse the Escrow Funds to the Trustee, as promptly as practicable, disburse all funds and other Collateral held in the Escrow Account to or as directed by the Trustee and, to the extent permissible by applicable law, transfer title to all Cash Equivalents held by the Escrow Agent hereunder to or as directed by the Trustee. In addition, upon an Event of Default and for so long as such Event of Default continues, the Trustee may, and the Escrow Agent shall on behalf of the Trustee when instructed by the Trustee, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Issuers pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c) Any money collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 6.10 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Company (or its successor) promptly or as a court of competent jurisdiction may direct. Neither the Trustee nor the Escrow Agent shall have any liability for any shortfall to the Escrow Redemption Price.

(d) The Issuers will execute and deliver or cause to be executed and delivered, or use their reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and agree to file or to cause to be filed one or more UCC financing statements and continuation statements in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. Without limiting the Issuers’ obligations under the previous sentence or any of the further provisions of this Section 6(d), the Issuers also hereby authorize the Trustee to file any financing or continuation statements with respect to the Collateral without their respective signature (to the extent permitted by applicable law). The Issuers shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(e) The Issuers hereby appoint the Trustee as attorney-in-fact with full power of substitution to do any act that the Issuers are obligated hereby to do, and the Trustee may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Issuers might exercise with respect to the Collateral and take any action in the Issuers’ names to protect the Trustee’s security interest hereunder.

(f) If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Trustee directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Issuers or any other person.

(g) The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(h) The Issuers hereby confirm that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) by the Trustee of the Escrow Account and the Escrow Funds credited thereto. The Escrow Agent and the Issuers have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein or credited thereto. The foregoing agreements of the Escrow Agent shall apply only with respect to the Escrow Account and Escrow Property, and shall not limit any rights or claims of the Escrow Agent against either of the Issuers under this Agreement.

(j) The Issuers represent and warrant that they have been duly organized and are validly existing as corporations or limited liability companies, as applicable, under the laws of the jurisdiction set forth in preamble to this Agreement, and during the term of this Agreement, no Issuer will change its legal name from that set forth in the signature pages attached hereto, identity or organizational structure or jurisdiction of organization without giving the Trustee written notice thereof within 30 days of any such change.

7. Termination. This Agreement and the security interest in the Collateral evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Issuers under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent and/or the Trustee, as applicable. At such time, upon the written request of the Issuer, the Escrow Agent shall deliver to the Issuers all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Issuers.

8. Security Interest Absolute. All rights of the Trustee for its own benefit and the benefit of the holders of the Securities and security interests hereunder, and all obligations of the Issuers hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuers in respect of the Secured Obligations or of this Agreement (other than the payment in full of the Secured Obligations).

9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Issuers hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Issuers from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy or e-mail to the telecopy number set forth below or e-mail provided by the recipient, as applicable, with verbal confirmation of receipt by the telecopy operator or recipient, as applicable; or (iv) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attention: Escrow Team – CRC Escrow Issuer, LLC and CRC Finco, Inc.

Facsimile: (732) 578-4593

To the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attention: Corporates Deal Team, CRC Escrow Issuer, LLC and CRC Finco, Inc.

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust and Agency Services

100 Plaza One, 8th Floor

MSJCY03-0801

Jersey City, NJ 07311-3901

Attention: Corporates Deal Team, CRC Escrow Issuer, LLC and CRC Finco, Inc.

Facsimile: (732) 578-4635

With a further copy to:

Moses & Singer LLP

405 Lexington Avenue

New York, NY 10174

Attention: Alan Kolod

Facsimile: (212) 554-7700

To the Issuers:

CRC Escrow Issuer, LLC

CRC Finco, Inc.

c/o Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6420

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4834

Attention: Raymond Y. Lin

Facsimile: (212) 751-4864

or at such other address (including e-mail addresses) as the specified entity most recently may have designated in writing in accordance with this Section 13(f). Notwithstanding the foregoing, notices and other communications to the Trustee or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 13(f) shall not be deemed duly given and received until actually received by the Trustee or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE ISSUER, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S JURISDICTION (WITHIN THE MEANING OF SECTIONS 8-110 AND 9-305 OF THE UCC) SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE ISSUERS HEREBY WAIVE PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THEM AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION. New York law shall be applicable to all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities. The provisions of the immediately preceding sentence shall constitute an amendment of any other account agreement governing the Escrow Account.

(j) Representations and Warranties of Issuers. Each Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Issuers do not violate any applicable law or regulation to which the Issuers are subject and do not require the consent of any governmental or other regulatory body to which the Issuers are subject, except for such consents and approvals as have been obtained and are in full force and effect. The Issuers are, with respect to the Collateral they are delivering pursuant to this Agreement, the beneficial owners of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement).

(k) Representations and Warranties of Escrow Agent and Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Trustee hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of any Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Issuers conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Issuers contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o) Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (collectively, “AML Laws”), the Escrow Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, each of the parties agree to provide to the Escrow Agent, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Escrow Agent to comply with AML Laws.

(p) Security Advice. The Issuers acknowledge that regulations of the Comptroller of the Currency grant the Issuers the right to receive brokerage confirmations of the security transactions as they occur. The Issuers specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q) Issuer Authorized Persons. All instructions or directions from the Issuers to the Escrow Agent hereunder shall be executed by representatives of the Issuers designated on Exhibit E of the Secretary’s certificate dated the date hereof (the “Secretary’s Certificate”) attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Secretary’s Certificate may be updated from time to time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

[Signature Pages Follow]

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

[Signature Page to Escrow Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Robert S. Peschler
	Name:	Robert S. Peschler
	Title:	Vice President

[Signature Page to Escrow Agreement]

CRC FINCO, INC. CRC ESCROW ISSUER, LLC
	By:	CRC Escrow Holdings, LLC, its sole member
	By:	Caesars Entertainment Corporation, its sole member

By:	/s/ Eric Hession
	Name:	Eric Hession
	Title:	Chief Financial Officer, Treasurer of CRC Finco, Inc. Executive Vice President and Chief Financial Officer of Caesars Entertainment Corporation

[Signature Page to Escrow Agreement]

ANNEX I

FORM OF OFFICER’S CERTIFICATE—RELEASE REQUEST

CRC ESCROW ISSUER, LLC

CRC FINCO, INC.

c/o CAESARS ENTERTAINMENT CORPORATION

One Caesars Palace Drive

Las Vegas, Nevada 89109

[            ], 2017

[            ] as Escrow Agent

[            ]

[            ]

Attention: [            ]

Re: Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of October 16, 2017 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Trustee under the indenture dated as of October 16, 2017 (the “Indenture”), and CRC Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), and CRC Finco, Inc., a Delaware corporation (together with the Company, the “Issuers” and each, an “Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes the Release Request under the Escrow Agreement. The Issuers hereby notify you and certify to you as follows pursuant to Section 3(a) of the Escrow Agreement:

1. As of the date hereof, all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) of the Escrow Agreement have been satisfied.

2. Concurrently with the release of the Escrowed Property to the Company, the Release Documents will have been executed and delivered by all parties thereto.

3. Concurrently with the release of the Escrowed Property to the Company, the Escrow Funds will be used to pay the fees and expenses related to the issuance and sale of the Securities (including the out of pocket expenses of the Initial Purchasers, if any).

4. The Release Documents (as defined in the Purchase Agreement) have been executed by all parties thereto and delivered to the Trustee and the Initial Purchasers pursuant to Section 6(u) of the Purchase Agreement (attached hereto as Annex A).

5. The opinions of counsel contemplated by Section 6(u) of the Purchase Agreement (attached hereto as Annex B) have been furnished to the Trustee and the Initial Purchasers.

[SIGNATURE PAGES FOLLOW]

The Issuers hereby notify you and certify to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3 of the Escrow Agreement and requests that you release such amount as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrow Funds as specified in this Release Request.

CRC FINCO, INC.

CRC ESCROW ISSUER, LLC
By: CRC Escrow Holdings, LLC, its sole member
By: Caesars Entertainment Corporation, its sole member

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS

[Company]

Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
Account Number at Bank:	[ ]
Name of Account:	[ ]
OBI Field F/F/C #:	[ ]
Attention:	[ ]

[Initial Purchasers]

Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
Account Number at Bank:	[ ]
Name of Account:	[ ]
OBI Field F/F/C #:	[ ]
Attention:	[ ]

ANNEX II

FORM OF FAILURE OF CONDITION NOTICE

CRC ESCROW ISSUER, LLC

CRC FINCO, INC.

c/o CAESARS ENTERTAINMENT CORPORATION

One Caesars Palace Drive

Las Vegas, Nevada 89109

[ ], 2017
[ ] as Escrow Agent

[ ]

[ ]

Attention: [ ]

Re: Failure of Conditions

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of October 16, 2017 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Trustee under the indenture dated as of October 16, 2017 (the “Indenture”), and CRC Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), and CRC Finco, Inc., a Delaware corporation (together with the Company, the “Issuers” and each, an “Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes notice that the required conditions set forth in Section 3(a) shall not be satisfied on or prior to the Escrow Redemption Date.

Escrow Redemption Date: [            ], 2017

Escrow Redemption Price: $[            ]

III-1

CRC FINCO, INC. CRC ESCROW ISSUER, LLC
By:	CRC Escrow Holdings, LLC, its sole member
	By:	Caesars Entertainment Corporation, its sole member

By:
Name:
Title:

I-2

EXHIBIT I

FUNDS TO BE WIRED

Description	Amount	Instructions
Escrow Fee	$ [ ]	RBK:	[ ]
		ABA:	[ ]
		BNF:	[ ]
		BNF ACCT:	[ ]
		OBI:	[ ]
		REF#:	[ ]
		ATTN:	[ ]
[ ]

I-3